Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

•Registration Statement (Form S-3 No. 333-270727) of BRC Inc.,
•Post-effective Amendment No. 1 to Form S-1 (Form S-3 No. 333-263627) of BRC Inc., and
•Registration Statement (Form S-8 No. 333-264369) pertaining to the BRC Inc. 2022 Omnibus Incentive Plan and the BRC Inc. 2022 Employee Stock Purchase Plan

of our report dated March 6, 2024, with respect to the consolidated financial statements of BRC Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2023.

/s/ Ernst & Young LLP

San Antonio, Texas
March 6, 2024